     As filed with the Securities and Exchange Commission on October 28, 1997
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                            THE HAIN FOOD GROUP, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                         22-3240619
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                       Identification Number)

     50 Charles Lindbergh Boulevard                              11553
          Uniondale, New York                                  (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (516) 237-6200

                            THE HAIN FOOD GROUP, INC.
                        1993 Executive Stock Option Plan
                  1994 Long Term Incentive and Stock Award Plan
                        1996 Directors Stock Option Plan
                           (Full titles of the plans)

                                 Irwin D. Simon
                      President and Chief Executive Officer
                            The Hain Food Group, Inc.
                         50 Charles Lindbergh Boulevard
                            Uniondale, New York 11553
                     (Name and address of agent for service)

                                 (516) 237-6200
          (Telephone number, including area code, of agent for service)
                         ------------------------------
                                    copy to:
                               Roger Meltzer, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
 Title of Securities to be     Amount to be          Proposed Maximum             Proposed Maximum            Amount of
        Registered              Registered       Offering Price Per Share        Aggregate Offering   (1) Registration Fee(1)
                                                            (1)                         Price
-----------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value    1,755,000 shares          $10.25                       $17,988,750.00         $5,451.14
      $.01 per share
=============================================================================================================================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. Estimate based on the average of the high and low sales price reported on the Nasdaq National Market for October 27, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  DOCUMENTS INCORPORATED BY REFERENCE.

                  The following documents have been filed by The Hain Food Group, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration
Statement:

          (1) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A/A dated November 12, 1993 and any amendment or report filed for the purpose of updating such description;

          (2) The Registrant's annual report on Form 10-K filed with Commission for the fiscal year ended June 30, 1997; and

          (3) The Registrant's current reports on Form 8-K dated September 8, 1997, September 12, 1997 and October 28, 1997.

                  All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for the Registrant by Cahill Gordon & Reindel (a partnership including a professional corporation), 80 Pine Street, New York, New York 10005.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article Tenth of the certificate of incorporation of the Registrant eliminates the personal liability of directors or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such elimination of the personal liability of a director of the Registrant does not apply to (a) any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) actions prohibited under Section 174 of the Delaware General Corporation Law (the "DGCL") (i.e., liabilities imposed upon directors who vote for or assent to the unlawful payment of dividends, unlawful repurchase or redemption of stock, unlawful distribution of assets of the Issuer to the stockholders without the prior payment or discharge of the Registrant's debts or obligations, or unlawful making or guaranteeing of loans to directors), or (d) any transaction from which the director derived an improper personal benefit.

                  Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. In addition, Article Eleventh of the Registrant's certificate of incorporation and Article VI of the Registrant's by-laws provide for the Registrant to indemnify its corporate personnel, directors and officers to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  During the Registrant's fiscal 1997, John Gildea, a former director of the Registrant, exercised an option under the Directors Plan for 15,000 shares of Common Stock, which were issued to Mr. Gildea in reliance of
Section 4(2) under the Securities Act of 1933, as amended (the "Securities
Act").

ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.                         Description
-----------                         -----------

  4.1 The Hain Food Group, Inc. 1993 Executive Stock Option Plan (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form SB-2, File No. 33-68026 (the "IPO Registration Statement")).

  4.2 The Hain Food Group, Inc. 1994 Long Term Incentive and Stock Award Plan (incorporated by reference to Exhibit 4.3 to the IPO Registration Statement).

  4.3 The Hain Food Group, Inc. 1996 Directors Stock Option Plan (incorporated by reference to Appendix A to the Company's Notice of Annual Meeting of Stockholders and Proxy Statement dated November 4, 1996 (the "1996 Proxy")).

  5 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

  23.1            Consent of Ernst & Young LLP, Independent Auditors.

  23.2            Consent of Cahill Gordon & Reindel (included in Exhibit 5).

  24 Powers of Attorney authorizing execution of Registration Statement of Form S-8 on behalf of certain directors of Registrant (included on signature pages to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

                  The undersigned hereby undertakes:

                  (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10 (a) (3) of the
                Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                  (b) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13 (a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uniondale, State of New York, on this 28th day of October, 1997.

                           THE HAIN FOOD GROUP, INC.


                           By:   /s/ Irwin D. Simon
                                 -----------------------------------------------
                                  Name:  Irwin D. Simon
                                  Title:  President and Chief Executive Officer

                  Each person whose signature appears below hereby constitutes and appoints Irwin D. Simon, the President and Chief Executive Officer of the Registrant, and Jack Kaufman, the Chief Financial Officer, Treasurer and Assistant Secretary of the Registrant, or either of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Andrew R. Heyer                           Chairman of the Board of Directors                 October 28, 1997
--------------------------------
Andrew R. Heyer

 /s/ Irwin D. Simon                           President, Chief Executive                         October 28, 1997
--------------------------------              Officer and Director
Irwin D. Simon

/s/ Jack Kaufman                              Vice President-Chief Financial Officer             October 28, 1997
--------------------------------
Jack Kaufman

/s/ Beth L. Bronner                           Director                                           October 28, 1997
--------------------------------
Beth L. Bronner

                                              Director                                           October 28, 1997
------------------------------------
William P. Carmichael

/s/ William J. Fox                            Director                                           October 28, 1997
------------------------------------------
William J. Fox

/s/ Jack Futterman                            Director                                           October 28, 1997
-------------------------------------------
Jack Futterman

/s/ Barry Gordon                              Director                                           October 28, 1997
--------------------------------------------
Barry Gordon

/s/ Steven S. Schwartzreich                   Director                                           October 28, 1997
---------------------------------------
Steven S. Schwartzreich


                                INDEX TO EXHIBITS

Exhibit           Description
-------           -----------

  4.1 The Hain Food Group, Inc. 1993 Executive Stock Option Plan (incorporated by reference to Exhibit 4.2 to the IPO Registration Statement)

  4.2 The Hain Food Group, Inc. 1994 Long Term Incentive and Stock Award Plan (incorporated by reference to Exhibit 4.3 to the IPO Registration Statement)

  4.3 The Hain Food Group, Inc. 1996 Directors Stock Option Plan (incorporated by reference to Appendix A to the 1996 Proxy)

  5 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered

  23.1            Consent of Ernst & Young LLP, Independent Auditors

  23.2            Consent of Cahill Gordon & Reindel (included in Exhibit 5)

  24 Powers of Attorney (included on signature pages to this Registration Statement)